ARMADA FUNDS

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

I.   COVERED OFFICERS/PURPOSE OF THE CODE

     Armada Funds' code of ethics ("Code") for the investment companies within the complex (collectively the portfolios are the "Funds," and Armada Funds is the "Trust") applies to the Trust's Principal Executive Officer and Principal Financial Officer (the "Covered Officers" each of whom are set forth in Exhibit
A) for the purpose of promoting:

     o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     o full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Trust;

     o compliance with applicable laws and governmental rules and regulations;

     o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

     o    accountability for adherence to the Code.

     Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflict of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

     OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Trust. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Trust.

     Certain conflicts of interest arise out of the relationships between Covered Officers and the Trust and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Trust because of their status as

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"affiliated persons" of the Trust. The Trust's, the investment adviser's(1), and the administrator's(2) compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

     Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between (i) the Trust and the investment adviser of which the Chef Executive Officer is affiliated, and (ii) the Trust and the administrator of which the Chief Financial Officer is also an officer or employee. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Trust or for the investment adviser or administrator, or any of them), be involved in establishing policies and implementing decisions that will have different effects on the investment adviser, administrator and/or the Trust. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Trust, its investment adviser and/or its administrator and is consistent with the performance by the Covered Officers of their duties as officers of the Trust. Thus, if performed in conformity with the provisions of the 1940 Act and, if applicable, the Investment Advisers Act, such activities will be deemed to have been handled ethically.

     Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions of the 1940 Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Trust.

     Each Covered Officer must:

     o not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Trust whereby the Covered Officer would benefit personally to the detriment of the Trust;

     o not cause the Trust to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Trust;


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(1) The term investment adviser when used in this Code refers to National City
Investment Management Company and/or any other investment adviser or subadviser for the Trust, as the context may require, and any affiliate of National City Investment Management Company. Currently, the Trust's Chief Executive Officer is an employee of National City Corporation and NatCity Investments, Inc., affiliates of National City Investment Management Company.

(2) The term administrator refers to PFPC Inc. and/or National City Bank. Currently, the Trust's Principal Financial Officer is an employee of PFPC Inc.

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     o    not use material non-public knowledge of portfolio transactions made or contemplated for the Trust to trade personally or cause others to trade personally in contemplation of the market effect of such transactions;

     There are some conflict of interest situations that may be discussed with the Trust's legal counsel if material. Examples of these include:

     o    service as a director on the board on any private company;

     o the receipt of any gifts in excess of $250.00, in connection with the management, operations, sale or distribution of a Fund;

     o the receipt of any entertainment from any company with which the Trust has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question or impropriety;

     o any ownership interest in, or any consulting or employment relationship with, any of the Trust`s service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

     o a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trust for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III. DISCLOSURE AND COMPLIANCE

     o Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Trust;

     o each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Trust to others, whether within or outside the Trust, including to the Trust's trustees and auditors, and to governmental regulators and self-regulatory organizations;

     o each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Trust and the investment adviser and administrator with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Trust files with, or submits to, the SEC and in other public communications made by the Trust; and
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     o    it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.  REPORTING AND ACCOUNTABILITY

     Each Covered Officer must:

     o upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing (in the form attached as Exhibit
          B) to the Board that he has received, read, and understands the Code;

     o    annually thereafter affirm in writing (in the form attached as Exhibit
          C) to the Board that he has complied with the requirements of the Code;

     o not retaliate against any other Covered Officer or any employee of the Trust or their affiliated persons for reports of potential violations that are made in good faith; and

     o notify the Compliance Officer(3) promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code.

     The Compliance Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situations. However, any approvals or waivers sought by a Covered Officer will be considered by the Board.

     The Trust will follow these procedures in investigating and enforcing this
Code:

     o The Compliance Officer will take all appropriate action to investigate any potential violations reported to him;

     o if, after such investigation, the Compliance Officer believes that no violation has occurred, the Compliance Officer is not required to take any further action;

     o any matter that the Compliance Officer believes is a violation will be reported to the Board;

     o the Board, will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or the administrator or either of their boards; or a recommendation to dismiss the Covered Officer;

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(3) The term "Compliance Officer" shall refer to Michael Nanosky or any person serving as a chief compliance officer for the Trust.

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     o    the Board will be responsible for granting waivers, as appropriate;
          and

     o any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.



V.       OTHER POLICIES AND PROCEDURES

     This Code shall be the sole code of ethics adopted by the Trust for purposes of Section 406 of The Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Trust, the Trust's adviser, administrator, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Trust and the investment adviser's and principal underwriter's codes of ethics under Rule 17j-1 under the 1940 Act and the investment adviser's or administrator's more detailed compliance policies and procedures are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.  AMENDMENTS

     Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent Trustees.

VII. CONFIDENTIALITY

     All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board and it counsel.

VIII. INTERNAL USE

     The Code is intended solely for internal use by the Trust and does not constitute an admission, by or on behalf of the Trust, as to any fact, circumstance, or legal conclusion.



Adopted:   ______________________________

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                                    EXHIBIT A

Persons Covered by this Code of Ethics:

Herbert R. Martens, Jr.             President (Principal Executive Officer)

Dennis J. Westley                   Treasurer (Principal Financial Officer)

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                                    EXHIBIT B

                                  ARMADA FUNDS
                                  (THE "TRUST")

                               INITIAL CERTIFICATE

                  Pursuant to the requirements of the Trust's Code of Ethics for Principal Executive and Senior Financial Officers, the undersigned hereby certifies as follows:

                  1. I have received the Trust's Code of Ethics for Principal Executive and Senior Financial Officers.

                  2. I have read the Trust's Code of Ethics for Principal Executive and Senior Financial Officers.

                  3.       I understand the Trust's Code of Ethics for Principal
                           Executive   and   Senior   Financial   Officers   and
                           acknowledge that I am subject to it.


      Date:

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                                    EXHIBIT C

                                  ARMADA FUNDS
                                  (THE "TRUST")

                               ANNUAL CERTIFICATE



                  Pursuant to the requirements of the Trust's Code of Ethics for Principal Executive and Senior Financial Officers, the undersigned hereby certifies as follows:

                  1. I have received the Trust's Code of Ethics for Principal Executive and Senior Financial Officers.

                  2. I have read the Trust's Code of Ethics for Principal Executive and Senior Financial Officers.

                  3.       I understand the Trust's Code of Ethics for Principal
                           Executive   and   Senior   Financial   Officers   and
                           acknowledge that I am subject to it.

                  4. Since the date of the last Annual Certificate (or Initial Certificate) given pursuant to the Trust's Code of Ethics for Principal Executive and Senior Financial Officers, I have complied with the requirements of the Trust's Code of Ethics for Principal Executive and Senior Financial Officers.



      Date:

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                                        Print Name


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                                        Signature